UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007
LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 3, 2007, Lamar Advertising Company (the “Company”) entered into a Second Supplemental Indenture (the “Indenture”) with The Bank of New York Trust Company, N.A. governing the Company’s 2 7/8% Convertible Notes due 2010 (the “New Notes”). The New Notes were issued on July 3, 2007 pursuant to an effective registration statement (Registration No. 333-143419), in connection with the closing of the Company’s offer to exchange (the “Exchange Offer”) $287,500,000 aggregate principal amount of New Notes plus up to $718,750 in cash ($2.50 per $1,000 principal amount) for any and all of the Company’s outstanding 2 7/8% Convertible Notes due 2010 (the “Outstanding Notes”). In connection with the closing of the Exchange Offer, the Company issued $287,209,000 aggregate principal amount of New Notes plus cash in the exchange for $287,209,000 aggregate principal amount of validly tendered Outstanding Notes.
A description of the material terms of the New Notes and the Indenture is incorporated herein by reference to the information under the headings “Prospectus Summary – Summary of New Notes” and “Description of the New Notes” in the registration statement on Form S-4 (Registration No. 333-143419), filed on May 31, 2007 with the Securities and Exchange Commission.
A copy of the Indenture is filed herewith as Exhibit 4.1. The preceding disclosure is qualified in its entirety by reference to Exhibit 4.1, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

4.1	Second Supplemental Indenture, dated as of July 3, 2007 between Lamar Advertising Company and The Bank of New York Trust Company, N.A.

4.2	Form of Note (included in Exhibit 4.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Second Supplemental Indenture, dated as of July 3, 2007 between Lamar Advertising Company and The Bank of New York Trust Company, N.A.

4.2	Form of Note (included in Exhibit 4.1).